Exhibit 99.1

FOR IMMEDIATE RELEASE
March 21, 2006
CONTACT:  Jerry L. Calvert
(864) 594-5690 (Work)
(864) 590-8858 (Cell)

First National Bank to Break Ground on New Operations Center-

Spartanburg, SC, March 21, 2006 – Spartanburg-based First National Bank of the South announced today that it will break ground in the second quarter of 2006 on its new Operations Center adjacent to the bank’s main office and corporate headquarters.  The 10,500 square foot addition will expand the bank’s existing facility, located at 215 North Pine Street in Spartanburg, South Carolina, to 25,500 square feet.

Campbell Meek & Associates, Architects, is handling the expansion project for the bank.  They originally designed the bank’s existing main office/corporate headquarters facility, which opened in February 2001.

Jerry L. Calvert, President and CEO, said, “The operations center addition is an important step towards achieving our goal of $1 billion in assets by 2009.  The facility will house approximately 25 existing employees, as well as additional staff who will be hired to support future growth.  As we expand our banking operations to other markets outside of Spartanburg, such as Greenville, Charleston and Columbia, we create the need for a strong infrastructure in Spartanburg to support this growth.”

Mr. Calvert continued, “We are pleased to support Spartanburg’s economic development efforts by building this type of facility locally.  We are focused on following our strategic plan for expansion and adding value for our shareholders.”

First National Bank of the South is a wholly-owned subsidiary of First National Bancshares, Inc. (Nasdaq:  FNSC), a $345 million-asset bank holding company based in Spartanburg, South Carolina. It was incorporated in 1999 to conduct general banking business through its bank subsidiary.  First National’s stock price closed at $20.00 per share on March 20, 2006.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions.  The banking division operates four full-service offices, three in Spartanburg County and one in Mount Pleasant, as well as loan production offices in Columbia, Daniel Island and Greenville, South Carolina.  First National has also received approval from the Office of the Comptroller of the Currency to open its fifth full-service branch and Greenville market headquarters at 3401 Pelham Road in Greenville, South Carolina.

The Greenville loan production office also houses the small business lending division.  This division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia.  First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at http://firstnational-online.mediaroom.com.

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.